Exhibit 99.1

authID Reports Financial and Operating Results for the First Quarter 2026

DENVER, May 14, 2026 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today reported financial and operating results for the Quarter ended March 31, 2026.

First Quarter 2026 vs. First Quarter 2025 Financial Summary

●	Total revenue for the quarter was $0.5 million, compared to $0.3 million a year ago.

●	Operating expenses were $5.0 million, compared to $4.7 million a year ago.

●	Net loss was $4.5 million, or $0.28 per share, compared to a loss of $4.4 million, or $0.40 per share a year ago.

●	Adjusted EBITDA Loss of $3.4 million (non-GAAP measure as defined below), compared with $3.9 million a year ago.

●	Gross bARR (Booked Annual Recurring Revenue) of $0.08 million (non-GAAP measure as defined below), compared with $0.01 million a year ago.

"Q1 2026 represents an inflection point for authID, as the Company executed a deliberate and multi-dimensional strategy, simultaneously strengthening the balance sheet, restructuring the cost base, advancing its technology leadership, and deepening its enterprise pipeline,” said Rhon Daguro authID CEO. “We took action to reduce our cost structure and secure our runway, in closing $4.2 million in bridge financing after the quarter closed. We expanded our channel presence through new partnerships in the Microsoft ecosystem and our enterprise POC pipeline continues to progress with some of the largest organizations in the world" added Daguro. “The combination of accelerating revenue, structural cost savings, and an expanding enterprise pipeline creates the conditions for authID to reach cash flow sustainability and long-term financial independence.”

Recent Business and Operational Highlights

●	The Company has built a $40m pipeline represented by 20 major accounts, with a growing number of accounts coming from our channel partner program. We are in various phases of Proofs of Concept with more than a dozen of these prospective major enterprise customers spanning retail, banking, fintech, crypto, industrial and chip manufacturing, and healthcare.

●	Launched what the Company believes is the only biometric identity platform purpose-built to withstand quantum-era threats. authID's PrivacyKey™ platform now incorporates quantum-resistant cryptography, using NIST-standard quantum-resistant encryption algorithms and cryptographic key sharding, which eliminates single-point-of-failure vulnerabilities.

●	Expanded our strategic partnership program adding Formula5, a Microsoft-focused consultancy specializing in identity, security, and Zero Trust architecture, to serve as a reseller and implementation partner for authID's biometric identity platform. Formula 5, like our existing partner MajorKey, operates within the security framework of Microsoft Entra and Microsoft Verified ID ecosystems — expanding the Company's reach into a broad range of industries including financial services, healthcare, energy and manufacturing.

●	Secured $4.2 million in bridge financing subsequent to quarter end, extending the Company's operating runway as it continues to advance enterprise proof-of-concept evaluations and work towards closing significant deals.

Financial Results for the First Quarter Ended March 31, 2026

Revenue for the three months ended March 31, 2026 was $0.5 million, compared with $0.3 million a year ago.

Operating expenses for the three months ended March 31, 2026, were $5.0 million, compared to $4.7 million a year ago. The 2026 was driven by an increase of in stock-based compensation for employees and advisors, partially offset by employee and vendor expense reductions.

Net loss for the three months ended March 31, 2026 was $4.5 million, of which non-cash charges were $1.1 million, compared with a net loss of $4.4 million a year ago, of which non-cash charges were $0.5 million.

Loss per share for the three months ended March 31, 2026 was $0.28, compared with $0.40 a year ago.

Adjusted EBITDA loss (a non-GAAP measure, as defined below) was $3.4 million for the three months ended March 31, 2026, compared with a loss of $3.9 million a year ago. The decrease in adjusted EBITDA loss is primarily driven by the decrease in operating expenses, net of non-cash stock-based compensation. Please refer to Table 1 for reconciliation of net loss to adjusted EBITDA (a non-GAAP measure).

Remaining Performance Obligation (RPO) as of March 31, 2026, the Company’s Remaining Performance Obligation (RPO) was $2.0 million, of which $0.38 million is recorded as deferred revenue and $1.62 million is related to other non-cancellable contracted amounts. The Company expects approximately 71% of the RPO to be recognized as revenue over the twelve months ending March 31, 2027, based on contractual commitments and expected usage patterns.

The gross amount of Booked Annual Recurring Revenue or bARR, (a non-GAAP measure, as defined below), signed in the first quarter of 2026 was $0.08 million, up from $0.01 million of gross bARR a year ago. The net amount of bARR was $0.08 million, compared to a negative $0.13 million of net bARR signed in the comparable period in 2025. The Q1 bARR is comprised of $0.03 million in Committed Annual Recurring Revenue (cARR) and $0.06 million in estimated Usage Above Commitments (UAC).

The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, due to certain customers experiencing delays in Production Go-Live timing, volume ramping and challenges meeting their contractual obligations.

The amount of Annual Recurring Revenue or ARR, (a non-GAAP measure, as defined below) as of Q1 2026 was $1.9 million, compared to $1.2 million of ARR as of Q1 2025.

See below for further definition and explanation of ARR and bARR, non-GAAP measures.

Conference Call

A conference call and webcast will be held today at 5:00p.m. EDT, hosted by authID Chief Executive Officer Rhon Daguro and Chief Financial Officer Ed Sellitto to discuss the financial results and provide a corporate update.

To participate on the live conference call, please access this registration link and you will be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast of the call will also be available here and on the “Events & Presentations” page of the Company’s website at investors.authid.ai. Only participants on the live conference call will be able to ask questions.

A replay of the event will also be available for 90 days at authID’s Investor Relations site.

About authID Inc.

authID® (Nasdaq: AUID) ensures enterprises “Know Who's Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user's identity, leveraging a 1-in-1-billion False Positive Rate for the highest level of assurance, coupled with industry-leading speed and privacy-preserving technology. authID's IDX platform secures the distributed workforce of employees and contractors, while enforcing authorization and accountability for AI agents. By creating a biometric root of trust for each user, authID stops fraud at onboarding, prevents account takeover, detects and stops deepfakes, eliminates password risks and costs, and provides the fastest, frictionless, and most accurate user identity experience in the industry.

Investor Relations Contacts

authID Investor Relations
investor-relations@authID.ai

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, growth and sales, potential contract signings, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts and their adoption by customers’ users; the Company’s ability to compete effectively; changes in laws, regulations and practices; the increase in international tariffs and uncertainty over international trading conditions, changes in domestic and international economic and political conditions, the impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net loss from continuing operations adjusted to exclude (1) interest expense, (2) interest income, (3) amortization, (4) stock-based compensation expense and certain other items management believes affect the comparability of operating results.

Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended March 31,
	2026	2025

Loss from continuing operations	$(4,463,536)	$(4,339,467)

Add back:

Interest expense, net	2,428	12,712
Interest income	(19,532)	(51,544)
Amortization	11,698	30,192
Stock compensation	1,040,058	454,339
Adjusted EBITDA continuing operations (Non-GAAP)	(3,428,884)	(3,893,768)

Management believes that bARR and ARR, when viewed with our results under GAAP, provide useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of several primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage Above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition, or other downward adjustments during the quarter.

The Company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue recognized during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for authID’s services, nor for any ramp in adoption, or seasonality of usage of our biometric products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward-looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. A reconciliation of bARR and ARR to a GAAP measure is not provided as there are no comparable GAAP measures and we believe that any attempt at such reconciliation may be confusing to investors. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

●	bARR and ARR are to be considered “forward-looking statements” and subject to the same risks, as other such statements (see note on “Forward-Looking Statements” above).

authID INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Revenues	$480,151	$296,256

Operating expenses:

General and administrative	2,835,908	2,645,700
Research and development	2,113,187	1,998,663
Amortization	11,696	30,192
Total operating expenses	4,960,791	4,674,555

Loss from operations	(4,480,640)	(4,378,299)

Other income (Expense):
Interest income	19,532	51,544
Interest expense, net	(2,428)	(12,712)
Other income, net	17,104	38,832

Loss from operations before income taxes	(4,463,536)	(4,339,467)

Income tax expense	-	-

Loss from operations	(4,463,536)	(4,339,467)

Net loss	$(4,463,536)	$(4,339,467)

Net Loss Per Share - Basic and Diluted	$(0.28)	$(0.40)
Weighted Average Shares Outstanding - Basic and Diluted:	16,132,487	10,920,909

authID INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current Assets:
Cash	$1,191,282	$4,608,073
Accounts receivable	338,695	238,800
Contract assets	-	9,362
Deferred contract costs	166,841	199,380
Other current assets	426,595	595,692
Total current assets	2,123,413	5,651,307

Intangible assets, net	135,695	147,391
Goodwill	4,183,232	4,183,232
Total assets	$6,442,340	$9,981,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$851,904	$876,168
Commission liability	5,390	4,934
Deferred revenue	384,755	477,058
Total current liabilities	1,242,049	1,358,160

Total liabilities	$1,242,049	$1,358,160

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.0001 par value, 150,000,000 shares authorized as of March 31, 2026 and December 31, 2025 respectively; 16,132,487 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1,613	1,613
Additional paid-in capital	201,393,571	200,353,514
Accumulated deficit	(196,204,945)	(191,741,409)
Accumulated comprehensive income	10,052	10,052
Total stockholders’ equity	5,200,291	8,623,770
Total liabilities and stockholders’ equity	$6,442,340	$9,981,930

authID INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,463,536)	$(4,339,467)
Adjustments to reconcile net loss with cash flows from operations:
Stock-based compensation	1,040,057	454,339
Amortization expense	11,696	34,308
Changes in operating assets and liabilities:
Accounts receivable	(99,895)	(930,667)
Contract assets	9,362	(60,692)
Deferred contract cost	32,539	22,559
Other current assets	169,097	(163,283)
Accounts payable and accrued expenses	(24,264)	(903,476)
Commission liability	456	(268,138)
Deferred revenue	(92,303)	796,211
Net cash flows from operating activities	(3,416,791)	(5,358,306)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	-	(1,700)
Net cash flows from investing activities	-	(1,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of convertible notes	-	(245,000)
Net cash flows from financing activities	-	(245,000)

Effect of foreign currencies	-	(208)

Net Change in Cash	(3,416,791)	(5,605,214)
Cash, Beginning of the Period	4,608,073	8,471,561
Cash, End of the Period	$1,191,282	$2,866,347

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$13,137